EXHIBIT A
                             (AS OF APRIL 10, 2017)


FUND                                                          EFFECTIVE DATE
--------------------------------------------------            ------------------
First Trust CEF Income Opportunity ETF                        September 28, 2016

First Trust Municipal CEF Income Opportunity ETF              September 28, 2016

First Trust TCW Opportunistic Fixed Income ETF                February 13, 2017

EquityCompass Risk Manager ETF                                January 19, 2017

EquityCompass Tactical Risk Manager ETF                       January 19, 2017